CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            HAMPSHIRE GROUP, LIMITED

     HAMPSHIRE GROUP, LIMITED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), by the Chairman of its Board of Directors, Ludwig Kuttner, and its Secretary, Charles W. Clayton, DOES HEREBY CERTIFY:

     FIRST: The provisions of Article Fourth, Subdivision A of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") are amended by deleting the first paragraph thereof and inserting the following to read as follows:

     The total number of shares of stock which the Corporation shall have authority to issue its Eleven Million Shares (11,000,000), of which Ten Million (10,000,000) shares shall have a par value of Ten Cents ($0.10) each and shall be designated "Common Stock," and One Million (1,000,000) shares shall be Serial Preferred Stock ("Preferred Stock"). The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof.

     SECOND: The provisions of Article Fourth, Subdivision B of the Restated Certificate are amended by deleting the current provisions thereof in their entirety and inserting the following to read as follows:

     B. RECLASSIFICATION

     On the date on which this Certificate of Amendment shall be filed with the Secretary of State of the State of Delaware (the "Effective Date"), shares of capital stock of the Corporation which were issued and outstanding prior to the reclassifications and amendments contemplated hereby shall be converted into shares of capital stock of the Corporation resulting from such reclassifications and amendments on the basis and in the manner described below:

          (1) Each share of Series C Preferred Stock, $50 stated value per share (the "Series C Stock"), that shall be outstanding on the Effective Date and all rights in respect thereof shall be changed and converted into one share of Series D Convertible Preferred Stock, $50.00 stated value per share, $1.00 par value (the "Series D Stock"), which series shall be created by the Board of Directors of the Corporation on the Effective Date by the filing of a Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the law of the State of Delaware; and

          (2) Until a certificate or certificates theretofore representing shares of stock converted pursuant to subparagraph (I) above have been surrendered to the Corporation in exchange for a certificate or certificates representing the number of shares of stock to be issued pursuant to this reclassification, the certificates evidencing the outstanding shares of Series C Stock shall be treated for all corporate purposes as evidencing the ownership of shares of Series D Stock as though such surrender and exchange had taken place.

     THIRD: Article Fourth, Subdivision C shall be added as follows:

     C. CANCELLATION AND CONVERSION OF COMMON STOCK.

     On the Effective Date, each share of Common Stock issued and outstanding immediately prior to the Effective Date shall, without any action on the part of any holder of shares of Common Stock, be canceled, and one new share of Common Stock described herein will be issued for each 2.75 shares of Common Stock outstanding immediately prior to the Effective Date. Each certificate representing shares of Common Stock outstanding immediately prior to the Effective Date, and all rights in respect thereof, shall be canceled and will not be recognized thereafter except for the purpose of causing such shares to be exchanged for shares of the Common Stock described herein. No fractional shares of Common Stock will be issued nor shall any monetary or other consideration be given in lieu thereof. In the event that any fractional share results from any calculation required by this reclassification, the number of shares to be issued shall be rounded-up to the next whole number if the fraction is greater than or equal to one-half or rounded-down to the next lesser whole number if the fraction is less than one-half.

     FOURTH: Article Ninth shall be added as follows:

     NINTH:

          A. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification and other rights set forth in this paragraph shall not be exclusive of any provisions with respect thereto in the By-laws or any other contract or agreement between the Corporation and any other officer, director, employee or agent of the Corporation.

          B. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:

               (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

               (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

               (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

               (iv) shall have derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after July 1, 1990 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          FIFTH: The amendments to the Restated Certificate set forth above were duly adopted by the Board of Directors of the Corporation and subsequently approved, by written consent, by the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock, par value $.l0 per share, entitled to vote thereon, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment reclassifying and converting the Series C Stock into Series D Stock was approved, by written consent, by the affirmative vote of at least two-thirds of the outstanding shares of the Corporation's Series C Stock, stated value $50 per share, entitled to vote thereon, in accordance with
     Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Hampshire Group, Limited has caused this certificate to be executed on its behalf by Ludwig Kuttner, the Chairman of its Board of Directors, and Charles W. Clayton, its Secretary, on May 5, 1992.

 /s/ Ludwig Kuttner
-----------------------------
Ludwig Kuttner


Attest:

 /s/ Charles W. Clayton
-----------------------------
Charles W. Clayton